Exhibit 99.1

La Posta & Associates

8530 rue du Champ-D’Eau

Saint-Léonard, Qc H1P 1Y3

INDEPENDENT AUDITOR’S REPORT

To the shareholders of and the Board of Directors of

ALT 5 SIGMA INC.

Opinion on the financial Statements

We have audited the accompanying consolidated balance sheets of ALT 5 SIGMA INC. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its earnings and its cash flows for each of the two years in the period ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in an early state and has a net profit in earnings of $ 3,359,193 and $ 2,336,939 respectively, for the years ended December 31, 2023 and 2022. Furthermore, the Company has a working capital deficit, accumulated deficit and stockholders’ deficit of $ 4,398,792 and $ 4,071,899, respectively, at December 31, 2023 and 2022. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Montreal, Quebec

March 3, 2024

CPA auditor, CA, public accountancy permit No. A106908

ALT 5 Sigma, Inc.

Consolidated Balance Sheets

(Expressed in United States Dollars)

	Audited As at December 31 2023	Audited As at December 31 2022
ASSETS
Current Assets
Cash and cash equivalent	6,940,309	3,762,898
Trade Receivables (Note 4)	57,467	217,148
Prepaid expenses	28,795	48,655
Digital assets and other receivables	8,175,557	6,940,664
Marketable Securities	4,417	4,669
Total Current Assets	15,206,607	10,974,036

Intangible assets (Note 7)	–	16,500
Total Assets	15,206,607	10,990,536
LIABILITIES
Current Liabilities
Trade payable & Other current liabilities (Note 9)	162,934	1,274,239
Loans & other payable (Note 11)	2,640,650	1,398,686
Convertible debentures (Note 13)	1,685,948	1,685,948
Digital assets and other payables (Note 10)	15,115,867	10,703,563
Total Current Liabilities	19,605,399	15,062,435

Non-Current Liabilities
Deferred Tax liabilities	–	–
Total Non-Current Liabilities	19,605,399	15,062,435
SHAREHOLDERS’ EQUITY
Common stock, par value $0.0001 per share, 200,000,000 shares authorized 25,019,035, and 25,019,035 shares issued and outstanding as of December 31, 2023 and 2022, respectively.	2,501	2,501
Warrants	–	588,826
Additional paid in capital	16,960,470	17,118,448
Accumulated other comprehensive income	(1,763,968)	1,175,314
Accumulated deficit	(19,597,795)	(22,956,988)
Total Shareholders’ Equity	(4,401,293)	(4,071,899)
Total Liabilities and Stockholders’ Equity	15,206,607	10,990,536

The accompanying notes are an integral part of these consolidated financial statements.

ALT 5 Sigma, Inc.

Consolidated Statements of Operations

(Expressed in United States Dollars)

	Audited As at December 31 2023	Audited As at December 31 2022
Revenue	11,972,105	9,125,142

Operating Expenses
Transaction expense	4,826,826	4,768,981
Technology and development	1,188,069	1,413,701
Sales and marketing	202,996	959,256
General and administrative	1,865,862	1,993,015
Stock based compensation	–	1,559,974
Total Operating Expenses	8,083,753	10,694,926

Profit/(Loss) from Operations	3,888,352	(1,569,784)

Interest income (expense)	(653,578)	(660,628)
Foreign exchange gain/ (loss)	(20,818)	30,387
Fair value adjustment on digital assets and other payable	(445,648)	4,536,068
Non-recurring revenue	590,885	896
Total Other Expenses	(529,159)	3,906,723

Profit/ (Loss) before Income Taxes	3,359,193	2,336,939

Income tax expense	–	–

Profit/ (Loss)	3,359,193	2,336,939

Weighted Average Number of Common Shares Outstanding
Basic	25,019,035	25,019,035
Diluted	25,019,035	25,019,035

Net Profit/ Loss per Common Shares Basic	0.13	0.09
Net Profit/ Loss per Common Shares Diluted	0.13	0.09

The accompanying notes are an integral part of these consolidated financial statements.

ALT 5 Sigma, Inc.

Consolidated Statements of Changes in Stockholder’s Equity (Deficit)

For the Year Ended December 31, 2023

(Expressed in United States Dollars)

	Common stock			Additional Paid-/In	Accumulated Other Compre- hensive	Accumulated	Total Stockholders’ Equity
Description	Shares	Amount	Warrants	Capital	Income	Deficit	(Deficit)
Balance – December 31, 2022	25,019,035	$2,501	$588,826	$17,118,448	$1,175,314	$(22,956,988)	(4,071,899)
Warrants expired	–	–	(588,826)	–		–	(588,826)
Foreign currency translation gain (loss)	–	–	–	(157,978)	(2,939,282)	(20,818)	(3,118,078)
Net loss	–	–	–	–	–	3,380,011	3,380,011)
Balance - December 31, 2023	25,019,035	$2,501	$–	$16,960,470	$(1,763,968)	$(19,597,795)	$(4,398,792)

	Common stock			Additional Paid-/In	Accumulated Other Compre- hensive	Accumulated	Total Stockholders’ Equity
Description	Shares	Amount	Warrants	Capital	Income	Deficit	(Deficit)
Balance – December 31, 2021	24,759,034	$2,475	$1,561,851	$10,986,138	$(11,015)	$(20,390,896)	(7,851,447)
Adjustments to opening balances				4,572,362	1,186,329	(4,903,031)	855,660
Common stock issued for services	260,000	26	–	1,559,948		–	1,559,974
Warranted expired			(973,025)		–	–	(973,025)
Foreign currency translation gain (loss)	–	–	–		–	30,387	30,387
Net earnings	–	–	–	–	–	2,306,552	2,306,552
Balance - December 31, 2022	25,019,035	$2,501	$588,826	$17,118,448	$1,175,314	$(22,956,988)	$(4,071,899)

The accompanying notes are an integral part of these consolidated financial statements.

ALT 5 Sigma, Inc.

Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

	Year ended December 31, 2023	Year ended December 31, 2022
Cash flows from operating activities:
Net Earnings (Loss)	3,359,193	$2,336,939
Depreciation expense	–	2,791
Amortization of intangible assets	16,500	82,037
Write off of non-marketable securities at cost	–	765
Adjustment of opening balances	–	(330,669)
Stock Based compensation	–	1,559,948
Accounts receivable	159,681	(100,053)
Prepaid expenses	19,860	108,009
Marketable securities	192	6,609
Accounts payable and accrued liabilities	(1,111,305)	2,215
Loan payable	1,241,964	1,308,733
Digital assets and other receivables and payable	3,177,411	(6,659,368)
Net cash flows used in operating activities	6,863,496	(1,682,044)

Cash flows from investing activities:
Purchase of property and equipment	–	–
Purchase of intangible assets	–	–
Net cash flows used in investing activities	–	–

Cash flows from financing activities:
Proceeds from sale of common stock	–	26
Proceeds from sale of warrants (expired)	(588,826)	(973,025)
Increase in additional paid in capital	(157,978)	–
Decrease in cash flows provided by financing activities	(746,804)	(972,999)

Net Change in Cash	6,116,692	(2,655,069)
Effect of exchange rate	(2,939,282)	1,186,329

Cash - Beginning of year	3,762,898	5,231,638

Cash - End of year	6,940,309	$3,762,898

The accompanying notes are an integral part of these consolidated financial statements.

ALT 5 Sigma, Inc.

Notes to Consolidated Financial Statements

NATURE OF OPERATIONS

ALT 5 Sigma, Inc. (the “Company”) was formed and incorporated in the State of Delaware on March 5, 2018 under the name Buttonwood ARCA, Inc. and on March 28, 2018, the corporation changed its name to ALT 5 Sigma, Inc.

The Company entered into a share exchange agreement and reorganization agreement on March 21, 2018 with Société AVA, Inc., a Canadian corporation, and as a result Société AVA, Inc., became a wholly owned subsidiary of the Company. On March 28, 2018, Société AVA, Inc. name changed to ALT 5 Sigma Canada, Inc.

The Company’s headquarter is located 111, Greenwich, Connecticut and its Canadian headquarter is located at 17075 Leslie Street, suite 7, Newmarket, Ontario, Canada and an operations office located at 3500 Maisonneuve Boulevard West, suite 2401, Westmount, Quebec.

The Company operates globally and provides next generation blockchain-powered financial technologies to enable tokenization, trading, clearing, settlement, payment and safekeeping of digital assets. The Company’s products and services are targeted at businesses globally specifically developed for banks, broker dealers, asset managers, funds, family offices, proprietary trading firms, liquidity providers, merchants, and financial information providers.

The Company main revenue is derived from its digital assets over-the-counter transaction services. The Company is a counterparty to all transactions and derives its revenue from transactions fees, spread, transfer fees, monthly maintenance fees, and installation fees.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consideration

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), and include the accounts of the Company and its subsidiaries. The Company’s subsidiaries are entities in which the Company holds, directly or indirectly, more than 50% of the voting rights, or where it exercises control. All intercompany accounts and transactions have been eliminated in consolidation

Use of estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions in the Company’s consolidated financial statements and notes thereto. Significant estimates and assumptions include the determination of the recognition, measurement, and valuation of current and deferred income taxes; the fair value of stock-based awards issued; the useful lives of long-lived assets; the impairment of long-lived assets; the valuation of privately-held strategic investments, including impairments; the Company’s incremental borrowing rate; the fair value of digital assets and liabilities; the fair value of long-term debt; assessing the likelihood of adverse outcomes from claims and disputes; and loss provisions Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the result of which forms the basis for making judgments about the carrying values of assets and liabilities.

Foreign currency transactions

The Company’s functional currency is the U.S. dollar. The Company has exposure to foreign currency translation gains and losses arising from the Company’s net investment in foreign subsidiaries. The revenues, expenses, and financial results of these foreign subsidiaries are recorded in their respective functional currencies. The financial statements of these subsidiaries are translated into U.S. dollars using a current rate of exchange, with gains or losses, net of tax as applicable, included in accumulated other comprehensive income (loss) (“AOCI”) within the consolidated statements of changes in convertible preferred stock and stockholders’ equity. Cumulative translation adjustments are released from AOCI and recorded in the consolidated statements of operations when the Company disposes or loses control of a consolidated subsidiary. Gains and losses resulting from remeasurement are recorded in other expense (income), net within the consolidated statements of operations.

Fair value measurements

The Company measures certain assets and liabilities at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Un-observable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including accounts payable, accrued expenses and loans payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Cash and cash equivalents

Cash and cash equivalents include cash and interest-bearing highly liquid investments held at financial institutions, cash on hand that is not restricted as to withdrawal or use with an initial maturity of three months or less, and cash held in the Company’s accounts at digital assets liquidity providers.

Digital assets and other receivables

Digital assets and other receivables are the Company’s digital assets and its customer prepayments in the form of digital assets. The Company holds all digital assets in secure non-custodial wallets through the wallet services from Fireblocks.

Concentration of credit risk

The Company’s cash and cash equivalents, digital assets and other receivables are potentially subject to concentration of credit risk. Cash and cash equivalents and digital assets and other receivables are primarily placed with financial institutions which are of high credit quality. The Company had corporate deposit balances with financial institutions which exceed the Federal Deposit Insurance Corporation insurance limit of

$250,000. The Company has not experienced losses on these accounts and does not believe it is exposed to any significant credit risk with respect to these accounts. The Company also holds cash and at liquidity providers and performs a regular assessment of these liquidity providers as part of its risk management process.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in lease right-of-use (“ROU”) assets and lease liabilities on the consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of future minimum lease payments over the lease term. Most leases do not provide an implicit rate, so the Company uses its incremental borrowing rate. The operating lease ROU assets also include any lease payments made before commencement and exclude lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that those options will be exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has made the policy election to account for short-term leases by recognizing the lease payments in profit or loss on a straight-line basis over the lease term and not recognizing these leases on the consolidated balance sheets. Variable lease payments are recognized in profit or loss in the period in which the obligation for those payments is incurred. The Company has real estate lease agreements with lease and non-lease components for which the Company has made the accounting policy election to account for these agreements as a single lease component.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the lesser of the estimated useful life of the asset or the remaining lease term. The estimated useful lives of the Company’s property, equipment, and software are generally as follows:

Property and Equipment	Useful Life
Furniture and fixtures	Three to five years
Computer equipment	Two to five years
Leasehold improvements	Lesser of useful life or remaining lease term
Capitalized software	One to three years

Digital assets and other payables

Digital assets and other payables are liabilities that represent the Company’s obligation to deliver the settlement of transactions in the form of digital assets and or cash. The Company safeguards these digital assets and cash for customers and is obligated to safeguard them from loss, theft, or other misuse. The Company recognizes digital assets and other payables, on initial recognition and at each reporting date, at fair value of the digital assets. Any loss, theft, or other misuse would impact the measurement of digital assets and other payables.

Revenue recognition

Revenue from the Company is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

◻	executed contracts with the Company’s customers that it believes are legally enforceable;

◻	identification of performance obligations in the respective contract;

◻	determination of the transaction price for each performance obligation in the respective contract;

◻	allocation the transaction price to each performance obligation; and

◻	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

◻	Product sales – revenue is recognized at the time of sale of equipment to the customer.

◻	Service sales – revenue is recognized based on the service been provided to the customer.

The Company’s service is comprised of a single performance obligation to buy and sell or convert digital assets to currencies. That is, the Company is the counter party to all transactions between customers and liquidity providers and presents revenue for the fees earned on a net basis.

The Company is acting as principal in all transactions, and control the digital assets being provided before it is transferred to the buyer, and has risk related to the digital assets, and is responsible for the fulfillment of the digital asset transactions. The Company sets the price for the digital assets by aggregating prices from several liquidity providers and displays them on the Company’s platform. As a result, the Company acts as a price discovery services and acts as a principal facilitating the ability for a customer to purchase or sell digital assets.

The Company considers its performance obligation satisfied, and recognizes revenue, at the point in time the transaction is processed. Contracts with customers are usually open-ended and can be terminated by either party without a termination penalty. Therefore, contracts are defined at the transaction level and do not extend beyond the service already provided.

The Company charges a fee at the transaction level. The transaction price, represented by the trading fee, is calculated based on volume and varies depending on payment type and the value of the transaction. Digital assets asset purchase or sale transactions executed by a customer on the Company’s platform is based on tiered pricing that is driven primarily by transaction volume processed for a specific historical period. The Company has concluded that this volume-based pricing approach does not constitute a future material right since the discount is within a range typically offered to a class of customers with similar volume. The transaction fee is collected from the customer at the time the transaction is executed. In certain instances, the transaction fee can be collected in digital assets, with revenue measured based on the amount of digital assets received and the fair value of the digital assets at the time of the transaction. The Company also marks up or down the digital asset prices and earns revenue from the spread between the buying and selling price. The Company also earns a fee from transfers of currencies and or digital assets. The transfer fees are nominal and are set to offset the fees associated with banking and or blockchain mining fees.

Transaction expense

Transaction expense includes costs incurred to operate the Company’s trading platform, process digital asset trades, and wallet services. These costs include account verification fees, miner fees to process transactions on blockchain networks, fees paid to payment processors and other financial institutions for customer transaction activity, and digital asset losses due to market volatility. Transaction expense also includes referral fees and rewards paid to customers and resellers. Fixed-fee costs are expensed over the term of the contract and transaction level costs are expensed as incurred.

Technology and development

Technology and development expenses include personnel-related expenses incurred in operating, maintaining, and enhancing the Company’s platform. These costs also include website hosting, infrastructure expenses, costs incurred in developing new products and services and the amortization of acquired developed technology.

Sales and marketing

Sales and marketing expenses primarily include costs related to customer acquisition, advertising and marketing programs, and personnel related expenses. Sales and marketing costs are expensed as incurred.

General and administrative

General and administrative expenses include personnel-related expenses incurred to support the Company’s business, including legal, finance, compliance, human resources, customer support, executive, and other support operations. These costs also include software subscriptions for support services, facilities and equipment costs, depreciation, amortization of acquired customer relationship intangible assets, gains and losses on disposal of fixed assets, legal reserves and settlements, and other general overhead. General and administrative costs are expensed as incurred.

Stock based compensation

The Company recognizes stock-based compensation expense using a fair-value based method for costs related to all equity awards granted under its equity incentive plans to employees, directors and non-employees of the Company including restricted stock, RSUs, stock options and purchase rights granted under the ESPP. The Company estimates the fair value of stock options with only service-based conditions and purchase rights under the ESPP on the date of grant using the Black-Scholes- Merton Option-Pricing Model. The model requires management to make a number of assumptions, including the fair value and expected volatility of the Company’s underlying common stock price, expected life of the option, risk-free interest rate, and expected dividend yield. The fair value of the underlying stock is the fair value of the Company’s common stock on the date of grant. The expected stock price volatility assumption for the Company’s stock is determined by using a weighted average of the historical stock price volatility of comparable companies from a representative peer group, as sufficient trading history for the Company’s common stock is not available. The Company uses historical exercise information and contractual terms of options to estimate the expected term. The risk-free interest rate for periods within the expected life of the option is based on the U.S. Treasury zero coupon bonds with terms consistent with the expected term of the award at the time of grant. Stock-based compensation expense is recorded on a straight-line basis over the requisite service period. The Company has elected to account for forfeitures of awards as they occur, with previously recognized compensation reversed in the period that the awards are forfeited.

Income taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability account balances are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when management estimates that it is more likely than not that deferred tax assets will not be realized. Realization of deferred tax assets is dependent upon future pre-tax earnings, the reversal of temporary differences between book and tax income, and the expected tax rates in future periods. The Company is required to evaluate the tax positions taken in the course of preparing its tax returns to determine whether tax positions are more likely than not of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized. It is the Company’s practice to recognize interest and penalties related to income tax matters in income tax expense. For U.S. federal tax purposes, digital asset transactions are treated on the same tax principles as property transactions. The Company recognizes a gain or loss when digital assets are exchanged for other property, in the amount of the difference between the fair market value of the property received and the tax basis of the exchanged digital assets. Receipts of digital assets in exchange for goods or services are included in taxable income at the fair market value on the date of receipt.

Net income (loss) profit per share

The Company computes net income (loss) or profit per share using the two-class method required for participating securities. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s convertible preferred stock and certain of its restricted common stock were deemed participating securities. These participating securities do not contractually require the holders of such shares to participate in the Company’s profit and losses. Basic net income (loss) per share is computed using the weighted-average number of outstanding shares of common stock during the period. Diluted net income (loss) and or profit per share is computed using the weighted-average number of outstanding shares of common stock and, when dilutive, potential shares of common stock outstanding during the period. Potential shares of common stock consist of incremental shares issuable upon the assumed exercise of stock options and warrants, vesting of RSUs, vesting of restricted common stock, conversion of the Company’s convertible preferred stock and convertible notes, and settlement of contingent consideration.

Recent accounting pronouncements

Management has considered all recent account pronouncement issued since the Company’s last financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Legal and regulatory proceedings

The Company is subject to various litigation, regulatory investigations, and other legal proceedings that arise in the ordinary course of its business. The Company is also subject to regulatory oversight by numerous regulatory and other governmental agencies. The Company reviews its lawsuits, regulatory investigations, and other legal proceedings on an ongoing basis and provides disclosure and records loss contingencies in accordance with the loss contingencies accounting guidance. In accordance with such guidance, the Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the consolidated financial statements.

Subsequent events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09, the Company considers its financial statements issued when they are widely distributed to users. The Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

NOTE 1. GOING CONCERN

The Company follows the guidance of the FASB in ACU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern for the disclosure of subsequent events. These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to repay its debt obligations, to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

Recently, the Company has devoted a substantial number of resources to bring its platform to full production and distribution. The Company raised $5.316 million from a private placement which closed in July 2021. For the year ended December 31, 2023, the Company had net earnings of $3,359,193 and cash flow from operating activities of $6,863,496 and for the year ended December 31, 2023 the Company has net earnings of $2,336,939 and a negative cash flow from operating of $(2,504,242). As of December 31, 2022, the Company had an accumulated deficit of $(22,956,988) and as at December 31, 2023, the Company had an accumulated deficit of $(19,597,795). These factors raise certain doubts regarding the Company’s ability to continue as a going concern. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing for the long-term term.

NOTE 2. REVENUE

The revenue includes transactions fees, spread revenue, transfer fees, software maintenance fees, and software setup fees.

NOTE 3. CASH AND CASH EQUIVALENT

The Company’s operational cash and the cash received from customers for prepayments of transaction settlements are held in the Company’s bank accounts. The Company internally categorizes as either operational accounts, or transactional accounts. The Company has customer agreements in place with a clear undertaking of the use of the cash held to settle digital asset transactions but as such is not considered restricted cash since the Company has control over the cash and cash equivalent and bears the associated risks.

As at December 31, 2022 and December 31, 2023, the Company did not have any cash equivalent but intends to hold notes, bonds and or US treasury bills in the future which that will meet the definition of cash equivalent.

NOTE 4. ACCOUNTS AND LOANS RECEIVABLE, NET OF ALLOWANCE

	December 31, 2023	December 31, 2022
Accounts receivable	3,500	$95,807
Sales tax receivable	52,071	121,341
Other receivable	1,896	–
	57,467	$217,148

NOTE 5. LEASES

The Company leases its Toronto and Montreal offices. The following table presents the lease liabilities for the twelve months ended December 31, 2022:

	December 31, 2023	December 31, 2022
Lease liabilities	144,758	$146,874
	144,758	$146,874

NOTE 6. PROPERTY AND EQUIPMENT, NET

	December 31, 2023	December 31, 2022
Equipment	–	$9,236
Total cost	–	9,236
Less accumulated depreciation	–	(9,236)
Equipment, net	-	$-

NOTE 7. GOODWILL, INTANGIBLE ASSETS, NET

	December 31,2023	December 31, 2022
Market-related intangible assets	16,500	$320,502
Total cost	16,500	320,502
Less accumulated amortization	(16,500)	(304,002)
Intangible assets, net	–	$16,500

NOTE 8. DIGITAL ASSETS AND OTHER RECEIVABLES

Digital assets and other receivables are the digital assets received from customers pending a transaction and the digital assets are held in the Company’s digital wallets and or at wallets with liquidity providers. The Company has control over these digital assets and bears the associated risks.

NOTE 9. TRADE PAYABLE AND OTHER CURRENT LIABILITIES

	December 31, 2023	December 31, 2022
Trades payable	94,664	$435,475
Accrued payroll and benefits	34,360	25,088
Interest payable	–	729,756
Accrued expenses and other current liabilities	33,910	83,920
	162,934	$1,274,239

NOTE 10. DIGITAL ASSETS AND OTHER PAYABLE

	December 31, 2023	December 31, 2022
Cash deposits	6,940,309	$3,762,898
Digital assets	8,175,558	6,940,665
Other payable	–	–
	15,115,867	$10,703,563

NOTE 11. LOAN AND OTHER PAYABLE

	December 31, 2023	December 31, 2022
Loan payable	1,751,013	$1,398,686
Interest payable	889,637	–
	2,640,650	$1,398,686

Digital assets and other payables are the digital assets and cash owed to customers, liquidity providers and or other transaction counterparties. The Company has control over these digital assets and bears the associated risk included exposer to changes in digital asset prices and currency prices.

NOTE 12. DIGITAL ASSETS OTHER PAYABLE

Loan of digital assets currency payable is accounted for at amortized cost.

The Company has entered into a secured digital assets currency convertible loan on August 18, 2020, in the amount of 80.956 Bitcoin (BTC) at a value of $1 million. The loan and interest are repayable and due at the term on or before August 18, 2023. The interest has been reduced from 24% to 6% on August 18, 2021, and is payable at the end of the term. The lender has the option to be repaid in Bitcoin and or US dollar equivalent of 80.956 at the end of the term. The digital assets currency convertible loan is secured by any and all assets of the Company.

On December 31, 2023, the Company paid a portion of the loan, and repaid 40 BTC and the current balance as at December 31, 2023 was 1,690,608 and the terms were amended to interest payments of $17,239 per month.

NOTE 13. CONVERTIBLE DEBENTURES

On October 15, 2018, the Company issued $75,000 of convertible debentures to an investor for cash. The debentures bear interest at 12% per annum and are due and renewable 1 year after. In 2019, the Company issued $1,611,048 of convertible debentures to investors for cash. The debentures bear interest at 12% per annum and are due and renewable 1 year after. As at December 31, 2023, the convertible debentures balance was $1,685,948 and as at December 31, 2022 the convertible debenture balance was $1,685,948.

The debentures are convertible on a mandatory or optional basis into the Company’s common shares and warrants, as follows:

Mandatory conversion

Upon closing of a public offering by the Company of shares of its common shares in the gross amount of at least $5 million (hereafter “a Qualified Financing”) the debentures will automatically and on a mandatory basis convert (hereafter “the Mandatory Conversion”) into the Company’s common shares (hereafter “the Conversion Shares”), at a price of $2.00 per share (hereafter “the Conversion Price”) of the Qualified Financing. The Mandatory Conversion will include the unpaid principal amount of the debentures plus any accrued and unpaid interest.

Optional conversion

In the absence of a Qualified Financing, the debentures may at any time, on or prior to the Maturity Date, convert at the option of the Holder (hereafter “the Optional Conversion”) into the Company’s common shares at the Conversion Price. The Optional Conversion will include the unpaid principal amount of the debentures plus any accrued and unpaid interest.

Warrants

For each two Conversion Shares received as a result of the Conversion, the holder will be issued one warrant to purchase one of the Company’s common shares at an exercise price of $3. The warrants will be exercisable at any time for a period of two years from the date of the Conversion.

Prepayment

The Company may prepay the principal amount outstanding in whole or in part at any time without penalty provided that the Company pays all accrued and unpaid interest.

NOTE 14. STOCKHOLDERS’ EQUITY

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is two hundred million (200,000,000) shares of common stock, par value $0.0001 per share and ten million (10,000,000) shares of preferred stock, par value $0.0001 per share.

Common Stock

As of December 31, 2023, and December 31, 2022 the Company had 25,019,035 shares of common stock issued and outstanding.

Preferred Stock

As of December 31, 2023, and December 31, 2022, the Company has no shares of preferred stock issued and outstanding.

Stock Options

On September 10. 2021, each member of the Board was granted 100,000 options to purchase shares at $1.00 per share. On the same day, the Company also granted 2,910,000 options to employees and consultants at an exercise price of

$1.00 with a vesting period of 3 years and a maturity date of 10 years. As of December 31, 2021, there were 3,310,000 options granted, 1,034,375 options vested, 2,275,625 options unvested, and 329,486 outstanding stock options.

As of December 31, 2023, and December 31, 2022, all options were expired, and or cancelled and no stock options are outstanding.

NOTE 15. STOCK-BASED COMPENSATION

The Company issued the following people stocks for compensation:

December 1, 2022, Bruno Dumas, 100,000 shares of common stock

December 1, 2022, Trevor Vale, 100,000 shares of common stock

December 1, 2022, David Ohana, 100,000 shares of common stock

December 1, 2022, USAM Group, 12,555 shares of common stock

December 1, 2022, Robert Lynch, 50,000 shares of common stock

The stock-based compensation were recorded at a value of $1.00 per share, and represent a total of $1,559,974 stock-based compensation expense. Please see subsequent events for stock-based compensation that were cancelled.

NOTE 16. INCOME TAXES

	2023	2022
Federal statutory rates	3,669,469	$4,414,033
State income taxes	1,125,034	1,523,892
Permanent differences	—	—
Valuation allowance against net deferred tax assets	(4,794,503)	(5,767,345)
Effective rate	—	$—

The Company recognizes valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized. The Company’s net deferred income tax asset is not more likely than not to be realized due to the lack of sufficient sources of future taxable income and cumulative losses that have resulted over the years. During the year ended December 31, 2022, the valuation allowance decreased by

$134,590 and increased by $149,350 in December 31, 2022.

As of December 31, 2023, we had cumulative net operating loss carry forwards for federal and state income tax purposes of $16,555,270, and available tax credit carry forwards of approximately $4,201,653 for federal income tax purposes, which can be carried forward to offset future taxable income. The federal net operating loss carry forwards consists of $7,677,614 of losses incurred prior to January 1, 2021 and which can be used to offset 100% of future taxable income and, $12,236,849 of losses incurred after January 1, 2021, which can be used to offset up to 80% of taxable income in subsequent years.

NOTE 17. NET (LOSS) PROFIT INCOME PER SHARE

Weighted Average Number of Common Shares Outstanding
- Basic	25,019,035	25,019,035
- Diluted	25,019,035	25,019,035

Net Loss per Common Share Basic	0.13	$0.09
Net Loss per Common Share Diluted	0.13	$0.09

NOTE 18. FINANCIAL RISK MANAGEMENT

The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and no monitor risks and adhere to market conditions. The Company has exposure to credit risk, liquidity risk and market risk as a result of its use of various currencies, and digital assets. This note presents information about the Company’s exposure to each of the risks and the Company’s objectives, policies and processes for measuring and managing these risks.

The Board of Directors has the overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board has implemented and monitors compliance with risk management policies.

Currency risk

The Company’s expenses are primarily in US dollars and Canadian dollars. The Company’s Canadian offices are based in Newmarket, Ontario and Westmount, Quebec and current exposure to exchange rate fluctuation is minimal. As at December 31, 2023 and December 31, 2022 the Company was exposed to currency risk through the cash held that is denominated in US dollars, Canadian dollars, Euros and British Pounds.

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company is exposed to credit risk on cash and cash equivalent, digital assets and other receivable, and trade receivable. To minimize the credit risk, the Company places its cash with credit worthy financial institutions and the Company uses the services of Fireblocks to hold its digital assets.

Price and concentration risk

Price risk is the risk of disposition of digital assets at less than favorable prices due to unfavourable market conditions. The Company is exposed to price and concentration risk on the digital assets due to the relatively young age of the sector and limited participants.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages the liquidity risk resulting from its trade and other payables, digital assets and other payables, loans payable, long-term debt and other financial liabilities by maintaining cash and digital assets balances that are adequate to satisfy payables and other liabilities and monitoring cash outflows. The Company maintains a balance between continuity of funding and the flexibility through the use of borrowings and expects to have adequate sources of funding to finance the Company’s projects and operations.

Digital assets risk

Digital asset prices are affected by various forces including the global supply and demand, interest rates, exchange rates, inflation or deflation and global political and economic conditions. An increase and or decline in the market demand and corresponding price of digital assets could impact the Company’s future operations since the Company is the counterparty to all transactions.

Capital management risk

The Company’s objectives when managing capital are to safeguard the Company’s ability as a going concern, so that it can continue to provide returns to shareholders and benefit for other stakeholders, and maintain an optimal capital structure to reduce the cost of capital. The capital structure of the Company consists of equity composed of issued share capital and cash and cash equivalent. In order to maintain or adjust the capital structure, return capital to shareholders, the Company may issue new shares or sell assets to reduce debt.

NOTE 19. RELATED PARTY TRANSACTIONS

The Company’s President and CEO has a management agreement and for the year- ended December 31, 2023 amounted to $240,000 and for the year ended December 31, 2022 amounted to $165,000.

The Company’s President and CEO can transact with the Company to buy and sell digital assets and whereby no transaction fees are charged.

NOTE 20. SUBSEQUENT EVENTS

On December 1, 2023, further to the immediate and effective termination of Bruno Dumas, the 100,000 shares of common stock paid as per the stock-based compensation was cancelled and returned to treasury.

On December 1, 2023, further to the immediate and effective termination of Trevor Vale, the 100,000 shares of common stock paid as per the stock-based compensation was cancelled and returned to treasury.

On February 10, 2023, the Company’s subsidiary, ALT 5 Sigma Canada, Inc. formed a wholly owned subsidiary in Lithuania named UAB ALT 5 Sigma Prudentia with a paid in capital of 125,000€ and have obtained a virtual asset service provider (“VASP”) registration with the Central Bank of Lithuania.

On March 16, 2023, the Company formed a wholly owned subsidiary in the State of New York named ALT 5 Securities Inc. ALT 5 Securities Inc. intend to seek membership with the Financial Industry Regulatory Authority (“FINRA”) to become a broker dealer and a registration with the United States Securities and Exchange Commission (the “SEC”) to operate an alternative trading system (“ATS”). The Company will be required to fund $500,000 representing a year of operations expense as a requirement for membership and registration.

On June 28, 2023, ALT 5 Sigma Canada Inc., acquired all of the shares of a company in the Czech Republic by the name of Cypherlynx s.r.o. Cypherlynx had limited operating history and is registered in the Czech Republic as a virtual asset service provider (“VASP”). Cypherlynx has changed its name to ALT 5 Sigma Prudentia s.r.o.